                                                                      [S&S DRAFT
                                                                        3/25/96]

                              1,350,000 Shares

                          ADVANCED MAGNETICS, INC.

                                Common Stock

                           UNDERWRITING AGREEMENT
                           ----------------------
                                                                April     , 1996
                                                                       ---
PAINEWEBBER INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.
TUCKER ANTHONY INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

        Advanced Magnetics, Inc., a Delaware corporation (the "Company"), and the persons named in Schedule II hereto (collectively, the "Selling Stockholders", and individually, a "Selling Stockholder"), propose to sell an aggregate of 1,350,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which 1,100,000 shares are to be issued and sold by the Company and an aggregate of 250,000 shares are to be sold by the Selling Stockholders, to you as the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), in connection with the offering and sale of such shares of Common Stock. The Company has also agreed to grant to you an option (the "Option") to purchase up to 202,500 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares".

        The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, the Attorneys (as defined below) acting on behalf of the Selling Stockholders and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Attorneys and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

        Each Selling Stockholder has executed and delivered a Letter of Transmittal and Custody Agreement (the "Custody Agreement") and a Selling Stockholder's Irrevocable Power of Attorney (the "Power of Attorney"). Pursuant to the Custody Agreement, each Selling Stockholder has placed his Shares in custody with the Company, designated therein as custodian (the "Custodian"), with authority to include such Shares among the Shares delivered to the Underwriters on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto. Pursuant to the Power of Attorney, each Selling Stockholder has appointed the persons designated therein as attorneys-in-fact (the "Attorneys") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

        The Company and the Selling Stockholders confirm as follows their respective agreements with the Underwriters.

        1.  Agreement to Sell and Purchase.
            ------------------------------

        (a) On the basis of the respective representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company and each of the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders, at the purchase price per share for the Firm Shares to be agreed upon by the Underwriters, the Company and the Attorneys acting on behalf of the Selling Stockholders in accordance with Section 1(c) or 1(d) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to
Section 9 hereof. If the

Company elects to rely on Rule 430A (as hereinafter defined), Schedule I may be attached to the Price Determination Agreement.

        (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 202,500 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Underwriters to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.

        On the Option Closing Date, and subject to this Section 1(b), the Company will issue and sell to the Underwriters the aggregate number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional shares.

        (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

        (d) If the Company has elected to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 7 shall remain in effect.

        2. DELIVERY AND PAYMENT. Delivery of certificates for the Firm Shares shall be made to and for the accounts of the Underwriters at the office of PaineWebber Incorporated, 265 Franklin Street, Boston, Massachusetts 02110, against payment of the purchase price by certified or official bank checks payable in New Clearing

House (next-day) funds to the order of the Company and the Attorneys at the office of PaineWebber Incorporated, 265 Franklin Street, Boston, Massachusetts 02110. Such payment shall be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the "Closing Date").

        To the extent the Option is exercised, delivery of certificates for the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

        Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriters shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

        The cost of original issue tax stamps, if any, in connection with the issuance and delivery of Firm Shares and, if applicable, Option Shares, by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of Firm Shares by the Selling Stockholders to the respective Underwriters shall be borne by the Selling Stockholders. The Company and the Selling Stockholders will severally pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale by such person or entity to such Underwriter of the Firm Shares and Option Shares sold by such person.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter that:

        (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-1775) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the

  "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The registration statement contains a form of preliminary prospectus (the "preliminary prospectus") relating to the Shares. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments have been delivered to the Underwriters and copies of the preliminary prospectus have been delivered to the Underwriters. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations ("Rule 462(b)") is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The term "Prospectus" means a prospectus relating to the Shares, in the form it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto up to and including the Closing Date and, if later, the Option Closing Date and when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective or any amendment or supplement to the

        Prospectus is filed with the Commission, (i) the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations (ii) each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Shares contemplated hereunder was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and (iii) will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements in the third paragraph set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

        (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

        (d) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except in any jurisdiction where the failure to be so licensed or qualified would not have a material and adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. Except as disclosed in the Registration Statement and except with respect to purchases and sales of securities included in the Company's investment portfolio in the ordinary course of business, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Underwriters and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

        (e) The outstanding shares of Common Stock, including the Shares sold by the Selling Stockholders, have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.

        (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. To the knowledge of the Company, Coopers & Lybrand L.L.P. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

        (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, in each case to the full extent required by Section 13(b)(2) of the Exchange Act.

        (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material change in the capitalization of the Company (except upon exercise of outstanding options and warrants with respect to which the Company will promptly notify the Underwriters), or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

        (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or to the Company's knowledge, threatened against or affecting the Company, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

        (k) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or any other agreement") to which it is a party or by which its property is bound or affected, except to the extent that the failure so to have, comply or perform would not, individually or in the aggregate, have a material and adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. To the best knowledge of the Company, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. The Company is not, nor at the Closing Date will be, in violation of any provision of its certificate of incorporation or by-laws.

        (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or foreign securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

        (m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof and thereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company, any contract or other agreement to which the Company is a party or by which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company (except state or foreign securities laws, with respect to which the Company makes no representation).

        (n) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.

        (o) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, and the descriptions of such documents or contracts are accurate and present fairly the information required to be shown. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and, to the Company's knowledge, the other parties thereto and are enforceable against the Company and the other parties thereto in accordance with the terms thereof.

        (p) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

        (q) Neither the Company nor, to the best of its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (r) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement that have not been duly waived.

        (s) The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

        (t) The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

        (u) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds (i) in violation of any law, rule or regulation that could have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations or (ii) of a character required to be disclosed in the Prospectus which has not been so disclosed.

        (v) The Company owns, or possesses adequate rights to use, or believes it can acquire on reasonable terms, all patents (or foreign equivalents), patent rights, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it except as disclosed in the Prospectus, or where the failure of which to own or to possess adequate rights to use would not have a material adverse effect on its business, properties, business prospects, condition (financial or otherwise) or results of operations. To the knowledge of the Company, all such patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable and (ii) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, as presently being conducted or as proposed to be conducted. Except as disclosed in the Prospectus, the Company has not received any notice of any infringement of or conflict with asserted rights of others with respect to any patents, patent rights, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect its business, properties, business prospects, condition (financial or otherwise) or results of operations, as presently being conducted or as proposed to be conducted.

        (w) To the knowledge of the Company (i) the New Drug Applications ("NDAs") filed with the United States Food and Drug Administration (the "FDA") with respect to Feridex I.V. and GastroMARK, comply in all material respects with the rules and regulations of the FDA regarding the filings of NDAs and all information and data submitted to the FDA as part of such NDAs were true and accurate when so filed, (ii) the Investigational New Drug Applications ("INDs") filed with the FDA with respect to Combidex comply in all material respects with the rules and regulations of the FDA regarding the filing of INDs and all information and data submitted to the FDA as part of such INDs were true and accurate when so filed.

        (x) The Company (i) has not received written notice of violation of any applicable environmental, health or safety statute, regulation, ordinance or decree binding upon it with respect to the premises at which the business of the Company is conducted which it has not corrected; (ii) has been and is in substantial compliance with all material environmental, health or safety laws and regulations; and (iii) is not subject, as a present or past party, to any judgment, order, writ, injunction or decree of any court, governmental authority, agency or arbitration panel with respect to any environmental, health or safety matter materially affecting the Company and its business. To the knowledge of the Company (as defined below), the operations of the Company at the premises at which it conducts its business substantially meet, and, if operated at 1995 levels of production would meet, the requirements of material laws, regulations and ordinances of all governmental authorities having jurisdiction over such operations pursuant to occupational health and safety acts and environmental laws and regulations. To the knowledge of the Company, there has not been, and is not occurring, any "release" of any "hazardous substance" (as defined below) on any property or interest in property of the Company which was required to be reported to the National Response Center pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC ss. 9601 et seq. ("CERCLA"). To the knowledge of the Company, the Company has never sent hazardous wastes generated in connection with the business or operations of the Company to a site which pursuant to CERCLA or any similar state law (i) has been placed, or is proposed to be placed, on the "national priorities list" of hazardous waste sites or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under CERCLA) or to pay for any costs relating to such site. To the knowledge of the Company, the Company has not been and is not in violation of any provision of the Toxic Substances Control Act or regulations promulgated thereunder materially affecting the Company and its business. Other than worker's compensation claims, the Company is not involved as a party in any pending suit and has not received written notice of any unresolved claims relating to personal injuries from exposure to hazardous substances relating to its business. To the knowledge of the Company, the business or operations of the Company have not caused a release of any hazardous substance which has or may cause damage or injury to the environment, whether on or off the premises at which the business of the Company is conducted, which could have a material adverse effect on the Company or its business. To the knowledge of the Company, the Company has no Environmental Liability (as defined below) materially affecting the Company and its business in connection with the operation, ownership, control or use by the Company of any premises at which the business of the Company is or has been conducted, whether now owned or heretofore sold, transferred, exchanged or otherwise conveyed including, but not limited to, any claim arising in connection with the involvement of the Company in any Facility (as defined below) where it has been alleged that the Company is obligated to remedy or otherwise alter the status quo of the environmental condition of the property whether by direct participation or by payment of any moneys. The term "Facility" means (i) any building, plant, facility, structure, installation, equipment, pipe or pipeline (including any pipe into a sewer or publicly owned treatment works), well, pit, pond, lagoon, impoundment, ditch, landfill, storage container, motor vehicle, rolling stock or aircraft, or
  (ii) any site or area where a hazardous substance has been deposited, stored, disposed, or placed, or otherwise come to be located, and the term "Environmental Liability" means any liability or obligation arising from the violation of or required by any federal, state, local or administrative statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, or relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, publicly owned treatment works, septic system or land, or otherwise relating to the pollution or protection of health or the environment. For purposes of this paragraph (x), the terms "release" and "hazardous substance" shall have the meanings given those terms in CERCLA.

        (y) There are no subsidiaries of the Company.

        (z) The Commonwealth of Massachusetts and the States of Delaware and New Jersey are the only jurisdictions in which the nature of the activities conducted by the Company or the character of the assets owned or leased by it render it necessary for the Company to be duly licensed or qualified to do business pursuant to the laws of the such jurisdictions.

        4. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

        (a) Such Selling Stockholder has full power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement, the Power of Attorney and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Custody Agreement, the Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof.

        (b) Such Selling Stockholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and the Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

        (c) On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

        (d) The performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, if such Selling Stockholder is a corporation or partnership, the organizational documents of such Selling Stockholder, or, as to all such Selling Stockholders, any contract or other agreement to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

        (e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein, in the Custody Agreement and the Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or foreign securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder.

        (f) Such Selling Stockholder has no actual knowledge of any material fact or condition that now exists not set forth in the Registration Statement or the Prospectus which has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, and the sale of the Shares proposed to be sold by such Selling Stockholder is not prompted by any such knowledge.

        (g) All information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not and, for the period during which the Prospectus is required to be delivered, all such information with respect to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder and contained in the Registration Statement and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (h) To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 3 are true and correct.

        (i) Other than as permitted by the Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (j) Certificates in negotiable form for the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with the Custodian for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement. Such Selling Stockholders agree that the Shares represented by the certificates held in custody for him or it under the Custody Agreement are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholders for such custody and the appointment of the Custodian and the Attorneys by such Selling Stockholders are irrevocable, and that the obligations of operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the completion of the transactions pursuant to this Agreement, including the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody Agreement and the Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof.

        5. AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company (as to Sections 5(a) through (m)), and the Selling Stockholders (as to Sections 5(j) and 5(n) through (q)) agree, severally and not jointly, with the several Underwriters as follows:

        (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by a Underwriter or dealer, file any amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

        (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Underwriters promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
  Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the

  Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriters promptly of all such filings. If the Company elects to rely on Rule 462(b), the Company shall file a registration statement with the Commission in compliance with Rule 462(b) no later than the earlier of
  (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Rules and Regulations and shall pay the applicable fees in accordance with Rule 111 under the Rules and Regulations.

        (c) The Company will furnish to the Underwriters, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus). If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

        (e) On the Effective Date, and for so long as the Underwriters are required to deliver the Prospectus in connection with the sale of the Shares, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or the Underwriters (on advice of counsel) should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriters may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus and such document is not approved by the Underwriters after reasonable notice thereof, which approval will not be unreasonably withheld or delayed.

        (f) Prior to any public offering of the Shares, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

        (g) During the period of five years commencing on the later of the Effective Date and the effective date of any Rule 462(b) Registration Statement, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriters who may so request a copy of each annual or other report it shall be required to file with the Commission.

        (h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

        (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
  (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, any Dealer Agreements, any Underwriters' Questionnaire, the Custody Agreement and the Power of Attorney, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the American Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and counsel to the Selling Stockholders and (9) the transfer agent for the Shares.

        (j) If this Agreement shall be terminated by the Company or any Selling Stockholder pursuant to any of the provisions hereof or thereof (otherwise than pursuant to Section 9 hereof) or if for any reason the Company or such Selling Stockholder, respectively, shall be unable to perform its obligations hereunder or thereunder, the Company or such Selling Stockholder, as the case may be, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

        (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

        (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds".

        (m) The Company will not, and will cause each of its executive officers, directors and each beneficial owner (known by the Company on the basis of Forms on Schedule 13-G filed with the Commission) to hold more than 5% of the outstanding shares of Common Stock to enter into agreements with the Underwriters in the form set forth in Exhibit B to the effect that they will not, for a period of 90 days after the Effective Date, without the prior written consent of the Underwriters, (1) offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements and pursuant to bona fide gifts to persons who agree in writing with the Underwriters to be bound by the provisions of this Section 5(m)) or (2) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the sale of Common Stock by the Selling Stockholders contemplated hereby or (b) transfers of Common Stock to the Company. Notwithstanding the foregoing, if such executive officer, director or beneficial owner is an individual, he or she may transfer Common Stock either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively such executive officer, director or beneficial owner and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of the agreement set forth in Exhibit B, and there shall be no further transfer of such Common Stock except in accordance therewith.

        (n) The Selling Stockholders will not, for a period of 90 days after the Effective Date, without the prior written consent of the Underwriters,
  (1) offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares, other than pursuant to bona fide gifts to persons who agree in writing with the Underwriters to be bound by the provisions of this Section 5(n) or, to the extent applicable, pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements or (2) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the sale of Common Stock by the Selling Stockholders contemplated hereby or (b) transfers of Common Stock to the Company. Notwithstanding the foregoing, if a Selling Stockholder is an individual, he or she may transfer Common Stock either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively such Selling Stockholder and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of the agreement set forth in Exhibit B, and there shall be no further transfer of such Common Stock except in accordance therewith.

        (o) The Selling Stockholders will not, without the prior written consent of the Underwriters, make any bid for or purchase any shares of Common Stock during the period during which a Prospectus is required to be delivered by the Underwriters.

        (p) As soon as any Selling Stockholder is advised thereof, such Selling Stockholder will advise the Underwriters and confirm such advice in writing
  (1) of
  receipt by such Selling Stockholder, or by any representative of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Stockholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (q) The Selling Stockholders will deliver to the Underwriters prior to or on the Effective Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

        (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 and Rule 430A of the Rules and Regulations to have been made prior to the Closing Date shall have been made.

        (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date, the Option Closing Date and signed by the Chairman of the Board of Directors of the Company and the Vice President-Finance of the Company (who may, as to proceedings threatened or contemplated, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

        (e) Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Option Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and the Selling Stockholders and all conditions contained herein to be fulfilled or complied with by the Company and the Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled and complied with.

        (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters from Testa, Hurwitz & Thibeault, counsel to the Company, to the effect set forth in Exhibit C, and from Testa, Hurwitz & Thibeault, counsel to the Selling Stockholders, to the effect set forth in Exhibit D.

        (g) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters from Pennie & Edmonds, special patent counsel to the Company, to the effect set forth in Exhibit E-1 and from Bromberg & Sunstein, special patent counsel to the Company, to the effect set forth in from Exhibit E-2.

        (h) The Underwriters shall have received an opinion, dated the Closing Date the Option Closing Date, from Shearman & Sterling, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

        (i) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date, the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

        (j) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chairman of the Board of Directors and the Vice President-Finance of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

            (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date, the Option Closing Date, since the Effective Date or, if the Company elects to rely on Rule 430A, since the date of the Prospectus, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

           (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

          (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

        (k) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by the Vice President - Regulatory Affairs or the President of the Company, in form satisfactory to the Underwriters, to the effect that such officer has reviewed the statements as to regulatory matters, the state of clinical trials and the state of FDA filings and review contained in the sections of the Prospectus entitled "Business -- Products Under Development", and "-- Government Regulation and Reimbursement", and such statements are accurate and fairly present the information required to be shown.

        (l) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall have been furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by the Attorneys on behalf of each of the Selling Stockholders, in form and substance satisfactory to the Underwriters, to the effect that the representations and warranties of each of the Selling Stockholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Stockholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

        (m) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 5(n).

        (n) The Shares shall be qualified for sale in such jurisdictions as the Underwriters may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

        (o) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

        (p) The Company and the Selling Stockholders shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date, the Option Closing Date of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

        7.  INDEMNIFICATION.
            ---------------

        (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading provided that, without limitation of the Company's obligations set forth above (except that the indemnities hereunder shall not be indemnified more than once for the same damages), each Selling Stockholder, severally and not jointly, shall also so indemnify and hold harmless (subject to the limitation described in Section 7(e) below) to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was made in reliance upon and in conformity with any representation, warranty, covenant or other agreement made by or on behalf of such Selling Stockholder contained herein or any information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder for use in preparation of the Registration Statement; provided further that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, liability, expense or damage purchased any of the Shares that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented, in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) if the Company has furnished prior to such confirmation sufficient copies thereof to such Underwriter; provided further that none of the Company or the Selling Stockholders will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. For all purposes of this Agreement, the statements in the third paragraph set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company or any Selling Stockholder might otherwise have.

        (b) Each Underwriter will indemnify and hold harmless the Company, the Selling Stockholders, each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

        (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in material prejudice to the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party except to the extent that (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party, each indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company or the Selling Stockholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which such indemnified party may be subject in such proportion (subject, in the case of the Selling Stockholders, to the limitation described in Section 7(e) below) as shall be appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the United States Prospectus, bear to the aggregate public offering price of the Shares. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion (subject, in the case of the Selling Stockholders, to the limitation described in Section 7(e) below) as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, each Selling Stockholder and the Underwriters with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the failure of any Underwriter to deliver a copy of the Prospectus at or prior to the written confirmation of the sale of Shares as described in Section 7(a) above, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The Company hereby agrees to pay to each Underwriter the difference between (i) any amount that would have been due to such Underwriter by any Selling

  Stockholder pursuant to the contribution provisions of this Section
  7(d) without giving effect to the provisions of Section 7(e) below and (ii) any amount that would be due to such Underwriter by any Selling Stockholder pursuant to the contribution provisions of this Section 7(d) after giving effect to the provisions of Section 7(e) below. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the revisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

        (e) Notwithstanding the foregoing provisions of this Section 7, in no event shall the liability of any Selling Stockholder for indemnification or contribution under this Section 7 exceed the lesser of (x) that percentage of the total amount of such losses, claims, liabilities, expenses or damages to be indemnified against or contributed to under this Section 7 which equals the percentage obtained by dividing the total number of Shares sold by such Selling Stockholder hereunder by the total number of Shares sold hereunder, or (y) the proceeds received by such Selling Stockholder from the Underwriters hereunder.

        (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

        8. TERMINATION. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the

Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Attorneys from the Underwriters, without liability on the part of any Underwriter to the Company or to any Selling Stockholders, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Underwriters, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or the American Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable to market the Shares on the terms and in the manner contemplated by the Prospectus.

        9. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bear to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Underwriters may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Underwriters, the Company and the Attorneys for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder for the purchase or sale of any Shares under this Agreement. In any such case, either the Underwriters or the Company and the Attorneys shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 725 Concord Avenue, Cambridge, Massachusetts 02138, Attention: President, (b) if to any Selling Stockholder, at the office of the Company, 725 Concord Avenue, Cambridge, Massachusetts 02138, Attention: Messrs. Jerome Goldstein or Anthony Annese, or (c) if to the Underwriters, to the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention:
Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

        This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Stockholders and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser of Shares from any of the several Underwriters.

        Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

        Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                             Very truly yours,

                                             ADVANCED MAGNETICS, INC.

                                             By:
                                                 -------------------------------
                                                 Chairman of the
                                                 Board of Directors,
                                                 President and Treasurer

THE SELLING STOCKHOLDERS
NAMED IN SCHEDULE II
ATTACHED HERETO

The Attorneys

By:
   -------------------------------

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.
TUCKER ANTHONY INCORPORATED

PAINEWEBBER INCORPORATED

By
  --------------------------------
         Title:

                                 SCHEDULE I

                                UNDERWRITERS
                                                                  Number of
                                                                  Firm Shares
Name                                                            to be Purchased
----                                                            ---------------
PaineWebber Incorporated

Donaldson, Lufkin & Jenrette
  Securities Corporation

Oppenheimer & Co., Inc.

Tucker Anthony Incorporated
                                                                   ---------

Total                                                              1,350,000
                                                                   =========


                                 SCHEDULE II

                                               SELLING STOCKHOLDERS

Name of Selling                                                                        Total Number of Firm Shares
 Stockholders                                                                       to be Sold by Selling Stockholders
---------------                                                                     ----------------------------------
Jerome Goldstein                                                                                 50,000
Marlene Kaplan Goldstein                                                                         62,017
Lee Josephson                                                                                    24,483
Paula M. Jacobs                                                                                   3,000
Jerome M. Lewis                                                                                   3,000
Leslie Goldstein                                                                                 27,500
Ernest V. Groman                                                                                 25,000
Rachel Goldstein                                                                                 15,000
Lisa Goldstein                                                                                   15,000
Guerbet, S.A.                                                                                    25,000
                                                                                                -------
Total                                                                                           250,000
                                                                                                =======


                                                                       EXHIBIT A

                           ADVANCED MAGNETICS, INC.
                           ------------------------


                        PRICE DETERMINATION AGREEMENT
                        -----------------------------

                                                                 April   , 1996
                                                                       --

PAINEWEBBER INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.
TUCKER ANTHONY INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

        Reference is made to the Underwriting Agreement, dated April , 1996 (the "Underwriting Agreement"), among Advanced Magnetics, Inc., a Delaware corporation (the "Company"), the persons named in Schedule II thereto (the "Selling Stockholders"), and PaineWebber Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Oppenheimer & Co., Inc. and Tucker Anthony Incorporated (collectively, the "Underwriters"). The Underwriting Agreement provides for (a) the purchase by the Underwriters from the Company and the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 1,350,000 shares (the "Firm Shares") of the Company's common stock, par value $.0l per share (the "Common Stock"), and (b) the purchase by the Underwriters from the Company, pursuant to the option granted by the Company to the Underwriters, subject to the terms and conditions set forth therein, of up to an aggregate of 202,500 additional shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares". This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

        Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriters as follows:

        1. The initial public offering price per share for the Shares shall be $________.

        2. The Purchase price per share for the Shares to be paid by the several Underwriters shall be $ _______, representing an amount equal to the initial public offering price set forth above, less $_______ per share.

        The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

        The Selling Stockholders represent and warrant to each of the Underwriters that the representations and warranties of the Selling Stockholders set forth in Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

        As contemplated by the Underwriting Agreement, attached as Schedule I is a complete list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

        THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        If the foregoing is in accordance with your understanding of the Agreement among the Underwriters, the Company and the Selling Stockholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms and the terms of the Underwriting Agreement.

                                               Very truly yours,

                                               ADVANCED MAGNETICS, INC.

                                               By:
                                                  ------------------------------
                                                  Chairman of the
                                                  Board of Directors,
                                                  President and Treasurer

                                               THE SELLING STOCKHOLDERS
                                               NAMED IN SCHEDULE II TO THE
                                               UNDERWRITING AGREEMENT

                                               The Attorneys

                                               By:
                                                  ------------------------------

Confirmed as of the date
  first above mentioned:

PAINEWEBBER INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER & CO., INC.
TUCKER ANTHONY INCORPORATED

PAINEWEBBER INCORPORATED

By:
   -------------------------------
   Title:

                                                                      EXHIBIT B

                          Form of Lock-Up Agreement
                          --------------------------

                                                                          , 1996
                                                               -----------

PAINEWEBBER INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
OPPENHEIMER CO., INC.
TUCKER ANTHONY INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

        In consideration of the agreement of the several Underwriters, pursuant to which PaineWebber Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Oppenheimer Co., Inc. (collectively, the "Underwriters") intend to underwrite a proposed public offering (the "Offering") of Common Stock, par value $.0l per share (the "Common Stock"), of Advanced Magnetics, Inc., a Delaware corporation, as contemplated by a registration statement (the "Registration Statement") with respect to such shares to be filed with the Securities and Exchange Commission on Form S-3, the undersigned hereby agrees that the undersigned will not for a period of 90 days after the effective date of the registration statement, without the prior written consent of PaineWebber Incorporated, (1) offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements)* or (2) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the sale of Common Stock by the Selling Stockholders contemplated by the Registration Statement or (b) transfers of Common Stock to the Company.

        Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer Common Stock either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to

------------------
   * Insert if this letter agreement will be signed by an employee or director of the Company.

the provisions of this Agreement, and there shall be no further transfer of such Common Stock except in accordance with this Agreement.



                                                  Very truly yours,

                                                  By:
                                                     ---------------------------
                                                  Print
                                                  Name:
                                                       -------------------------

                                                                       EXHIBIT C

                              Form of Opinion of
                            Counsel to the Company
                            ----------------------


        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly licensed or qualified to do business in the Commonwealth of Massachusetts and the State of New Jersey, has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except (a) where a failure to have such license, permit, consent, order, approval or authorization would not have a material adverse effect on the Company's financial condition or results of operations and
(b) regulatory approvals relating to the Company's products, as to which we have not been requested to comment.

        2. All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right imposed by the Certificate of Incorporation or By-laws of the Company or, to our knowledge, any agreement to which the Company is a party.

        3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except (i) any order of a court of appropriate jurisdiction required in the context of the [second] undertaking of the Company contained under the caption "Undertakings" in Part II of the Registration Statement, and (ii) such as have been obtained under the Act and the Rules and Regulations and such as may be required by applicable state or foreign securities or Blue Sky laws and the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

        4. The authorized and outstanding capital stock of the Company as of the effective date of the Registration Statement is as set forth in the Registration Statement and the Prospectus. The description of the Common Stock contained in the Prospectus conforms to the terms thereof contained in the Company's Certificate of Incorporation.

        5. The Registration Statement, any Rule 462(b) Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, and the documents incorporated by reference in the Registration Statement and Prospectus complied in all material respects as to form with the Exchange Act and the Exchange Act Rules and Regulations at the time they were filed (except that we express no opinion as to financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

        6. The Registration Statement has become effective under the Act and, to the best of our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

        7. The statements made in the sections of the Registration Statement and the Prospectus entitled "Description of Capital Stock", to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein. We have also reviewed all contracts, instruments or other documents to which the Company is a party referred to in the Registration Statement and the Prospectus and such contracts, instruments or other documents (except contracts, instruments or other documents referred to under the captions "Business -- Patents and Trade Secrets" and "-- Government Regulation" and except patents, patent applications, trademarks, trademark applications, Investigational New Drug ("IND") applications, New Drug applications ("NDA") and other foreign and domestic regulatory filings relating to the Company's products, as to which we have not been requested to comment) are fairly summarized or disclosed therein. The Certificate of Incorporation and By-laws of the Company, as amended, and any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us to which the Company is a party or by which it or any of its properties is bound or affected listed as an exhibit to the Registration Statement or to the documents incorporated by reference in the Registration Statement (collectively, the "Material Agreements") have been filed as required as exhibits thereto with the Commission and, after due inquiry, we do not know of any contracts, instruments or other documents required to be summarized or disclosed in the Registration Statement or the Prospectus or filed or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein which have not been so summarized or disclosed or filed.

        8. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings to which the Company is a party (except the statements contained under the captions "Business -- Patents and Trade Secrets" and "-- Government Regulation and Reimbursement", and descriptions of proceedings for regulatory approvals relating to the Company's products, as to which we have not been requested to comment) are accurate and fairly present the information required to be shown.

        9. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

        10. The execution and delivery of the Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any Material Agreement or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company (except that we express no opinion as to the securities or Blue Sky laws of any jurisdiction).

        11. Based solely on inquiry of the Company, we know of no actions, suits or proceedings pending or threatened against the Company or its properties, or any of its respective officers in their capacities as such, before or by any federal, state or foreign court, commission, regulatory body, administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding might materially adversely affect the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations, except as set forth in or contemplated by the Registration Statement and the Prospectus.

        12. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

        13. The Shares have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

        We have participated in the preparation of the Registration Statement and the Prospectus, and from time to time have had discussions with and made inquiry of directors, officers and employees of the Company, and Coopers & Lybrand, the independent auditors who examined certain of the financial statements of the Company included in the Registration Statement and the Prospectus. Based thereupon, no facts have come to our attention which would cause us to believe that, as of the Effective Date, the Registration Statement, or any amendment thereto or any Rule 462(b) Registration Statement as of its effective date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto, including any documents incorporated by reference into the Prospectus, as of the date of such Prospectus, the date of any such amended or supplemented Prospectus, the Closing
Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to information relating to patents or as to financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein). We, however, have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as set forth in paragraph (7) above) of the information contained in the Registration Statement and the Prospectus.

        In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States and the States of Massachusetts and Delaware, and as to matters of fact, upon certificates of officers of the Company, the Selling Stockholders and of government officials; provided that such counsel shall state that, in such counsel's opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. Such counsel may state that such counsel is not passing on any matters relating to patents or trademarks.

                                                                      EXHIBIT  D

                      Form of Opinion of Counsel to the
                             Selling Stockholders
                              -------------------

        1. Each of the Selling Stockholders (such Selling Stockholders are referred to in this opinion as the "Selling Stockholders") has full legal power and authority to enter into the Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and to deliver the Shares to be sold by it pursuant to the Agreement, the Custody Agreement and the Power of Attorney. All authorizations and consents necessary for the execution and delivery of the Agreement, the Custody Agreement and the Power of Attorney on behalf of each of the Selling Stockholders have been given. The delivery of certificates for the Shares on behalf of the Selling Stockholders pursuant to the terms of the Agreement and payment therefor by the Underwriters will transfer good and marketable title to the Shares to the several Underwriters purchasing the Shares, free and clear of all liens, encumbrances and claims whatsoever, assuming that the Underwriters have no notice of any adverse claim.

        2. Each of the Agreement, the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders. The Custody Agreements and the Powers of Attorney constitute legal, valid and binding obligations of the respective Selling Stockholders party thereto, enforceable against such Selling Stockholders in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights and remedies of creditors generally and also to the extent that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, transfer, sale or delivery of the Shares by or on behalf of the Selling Stockholders, in connection with the execution, delivery and performance of the Agreement, the Custody Agreement and the Power of Attorney by or on behalf of the Selling Stockholders or in connection with the taking by or on behalf of the Selling Stockholders of any action contemplated thereby, except (i) any order of a court of appropriate jurisdiction required in the context of the [second] undertaking of the Company contained under the caption "Undertakings" in Part II of the Registration Statement, and (ii) such as have been obtained under the Act or the Rules and Regulations and such as may be required by applicable state or foreign securities or Blue Sky laws and the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Stockholders.

        4. The execution and delivery of the Agreement, the Custody Agreement and the Power of Attorney by the Selling Stockholders, the consummation by the Selling Stockholders of the transactions contemplated therein and the compliance by the Selling Stockholders with the terms thereof do not (a) violate any statute, judgment, ruling, decree, order, rule or regulation of any court or other governmental agency or body applicable to any Selling Stockholders (except that we express no opinion in this paragraph as to the securities or Blue Sky laws of any jurisdiction) or (b) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Stockholders pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in the acceleration of any obligation under, any material agreement or instrument to which any Selling Stockholder is a party or by which it or any of its properties is bound or affected and known to us (based solely on inquiry of the Selling Stockholders).

        5. There are no transfer or similar taxes payable under the laws of the Commonwealth of Massachusetts in connection with the sale and delivery of the Shares by the Selling Stockholders to the several Underwriters.

        In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel that are representing the Selling Stockholders or reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the Commonwealth of Massachusetts and the State of Delaware, and, as to matters of fact, upon certificates of the Selling Stockholders and of government officials; provided that such counsel shall state that, in such counsel's opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. Such counsel may state that such counsel is not passing on any matters relating to patents or trademarks.

                                                                     EXHIBIT E-1

                               Form of Opinion
                             of Pennie & Edmonds
                             --------------------

        1. To the best of our knowledge, the United States patents and applications referenced in the Registration Statement or Prospectus as being owned by the Company and listed on Schedule A are assigned to the Company.

        2. To the best of our knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company has not received any notice challenging the validity or enforceability of any of the United States patents referenced in the Registration Statement or Prospectus as being owned by the Company and listed on Schedule A, and we are not aware of any facts which would form a reasonable basis for any such challenge.

        3. To the best of our knowledge, no third party has any rights to the United States patents or applications referenced in the Registration Statement or Prospectus as being owned by the Company and listed on Schedule A.

        4. To the best of our knowledge, except as otherwise described in the Registration Statement and Prospectus, no claims have been asserted against the Company relating to the potential infringement of, or conflict with, any patents, trademarks, copyrights, trade secrets, or proprietary rights of others.

        5. To the best of our knowledge, except as otherwise described in the Registration Statement and Prospectus, there are no material legal or governmental proceedings, pending or threatened, with respect to any United States patent referenced in the Registration Statement or Prospectus as being owned by the Company and listed on Schedule A.

        6. To the best of our knowledge, the statements in Registration Statement and the Prospectus relating to United States patent matters under the headings RISK FACTORS, Uncertainty Regarding Patent Rights, BUSINESS, Patents and Trade Secrets, and other references in the Registration Statement and Prospectus to United States patent matters, insofar as such statements constitute a summary of legal matters, documents, or proceedings relating to the patents and applications listed in Schedule A, are accurate and present fairly the information purported to be shown.

        7. To the best of our knowledge, the statements in the Registration Statement and the Prospectus relating to United States patent matters under the headings RISK FACTORS, Uncertainty Regarding Patent Rights, BUSINESS, Patents and Trade Secrets, and other references in the Registration Statement and Prospectus to United States patent matters,

                                    E-1-2

insofar as such statements relate to the patents and applications listed in Schedule A, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                                                     EXHIBIT E-2

                               Form of Opinion
                             Bromberg & Sunstein
                             -------------------

        1. The Company has clear title to those patents and patent applications handled by us;

        2. Patents which issued within the United States are entitled to the presumption of validity under 35 U.S.C. S 282, and we are presently unaware of any facts which would provide grounds upon which the statutory presumption of validity of such patents could be rebutted;

        3. To the best of our knowledge, there are presently no pending or threatened legal, governmental or administrative proceedings to which the Company is a party and which relate to patents or other proprietary rights, or of which any patent rights of the Company are subject, which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the general affairs, financial position, net worth or results of operations of the Company; and, with regard to the Company's magnetic particle and colloid products, drug delivery platforms, therapeutic products and processes as now conducted, which are known to us, no such proceedings have been threatened or, upon information and belief, are presently contemplated against the Company by any governmental authorities or others, and, to the best of our knowledge, no basis for any such proceedings exist; and

        4. To the best of our knowledge, the statements in the Prospectus under the captions "Prospectus Summary -- The Company", "Risk Factors" and "Business" relating to patents, licenses and technology, are accurate and, insofar as they constitute a summary of the matters referred to therein, fairly present the information called for with respect to such matters, and nothing has come to our attention to lead us to believe that such statements, both at the time of the effectiveness of the Registration Statement and any Rule 462(b) Registration Statement and as set forth in the Prospectus, contain any untrue statement of material fact with respect to licenses, patents or technology owned or used by the Company, or the manner of its use thereof, or omit to state any material fact relating to licenses, patents or technology owned or used by the Company, or the manner of its use thereof, which is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading.